UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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St. Jude Medical, Inc.

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Notice of 2006 Annual Meeting and
Proxy Statement

ST. JUDE MEDICAL, INC.

One Lillehei Plaza
St. Paul, Minnesota 55117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:30 a.m. central time Wednesday, May 10, 2006
PLACE	Minnesota Historical Center 345 Kellogg Boulevard West St. Paul, Minnesota 55102
ITEMS OF BUSINESS	(1) To elect two members of our Board of Directors, for terms ending in 2009.
(2) To approve the St. Jude Medical, Inc. 2006 Stock Plan.
(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006.
(4) To transact such other business as may properly come before the meeting and any adjournment.
RECORD DATE	Holders of St. Jude Medical, Inc. common stock of record at the close of business on March 13, 2006, are entitled to notice of and to vote at the meeting.
ANNUAL REPORT	Our 2005 Annual Report to Shareholders, which is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented at the meeting, regardless of the number of shares you hold. PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, PHONE OR INTERNET. Instructions on these three different ways to vote your shares are found on the enclosed proxy form. You should vote by proxy whether or not you plan to attend the meeting. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

KEVIN T. O’MALLEY
Vice President, General Counsel &
Secretary

March 30, 2006

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St. Jude Medical, Inc.
One Lillehei Plaza
St. Paul, MN 55117

Proxy Statement for Annual Meeting of Shareholders
to be held on May 10, 2006

GENERAL INFORMATION ABOUT THE MEETING

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of St. Jude Medical, Inc. (“St. Jude Medical,” the “Company,” “we” or “us”), of proxies to be voted at our 2006 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

        You are cordially invited to attend the annual meeting on May 10, 2006, beginning at 9:30 a.m. central time. The meeting will be held at the Minnesota Historical Center, 345 Kellogg Boulevard West, St. Paul, Minnesota. The location is accessible to handicapped persons.

        We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about March 30, 2006 to holders of our common stock on March 13, 2006, the record date for the meeting.

Proxies and Voting Procedures

        Your vote is important. Because many shareholders cannot attend the annual meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	Over the telephone by calling a toll-free number

•	Electronically, using the internet

•	By completing, signing and mailing the enclosed proxy card

        The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the meeting.

        If your shares are held in the name of a broker, bank or other nominee, then the broker, bank or other nominee is considered to be the shareholder of record with respect to those shares and you must vote your shares in the manner prescribed by the broker, bank or other nominee. Your broker, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares. If your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the broker, bank or other nominee to be able to vote at the meeting.

        You may revoke your proxy and change your vote at any time before your proxy is voted at the meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. If your shares are held in the name of a broker, bank or other nominee, contact your broker, bank or other nominee regarding how to revoke your proxy and change your vote.

        All shares entitled to vote at the meeting and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on any matter, the shares represented by your properly completed proxy will be voted in accordance with the recommendation of the Board of Directors on those matters, as set forth in this proxy statement, unless your shares are held in the name of a broker, bank or other nominee, in which case your shares will not be voted on the proposal to approve the St. Jude Medical, Inc. 2006 Stock Plan.

        If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement was printed, the Company did not anticipate that any other matters would be raised at the meeting.

Shareholders Entitled to Vote

        Shareholders at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each matter properly brought before the meeting and there is no cumulative voting.

        On the record date, March 13, 2006, there were 369,060,071 shares of common stock outstanding and, therefore, entitled to vote at the annual meeting.

Required Vote

        The presence, in person or by proxy, of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum at the meeting for the transaction of business.

        Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other nominees do not have discretionary authority to vote with respect to the proposal to approve the St. Jude Medical, Inc. 2006 Stock Plan.

        Directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of Directors. This means that since shareholders will be electing two Directors with terms expiring in 2009, the two nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the annual meeting, the number of nominees does not exceed the number of Directors to be elected), any nominee for Director who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Principles of Corporate Governance to promptly tender his or her resignation following certification of the shareholder vote. The Governance and Nominating Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release. Any Director who tenders his or her resignation as described above will not participate in the Governance and Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer.

        The affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the St. Jude Medical, Inc. 2006 Stock Plan and to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006, provided that the total number of shares that vote on each proposal represents a majority of the shares outstanding on the record date.

        Abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the approval of such matter. Broker “non-votes” on any matter will not be considered as present and entitled to vote for purposes of determining the approval of such matter.

Cost of Proxy Solicitation

        St. Jude Medical will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. These persons will not receive any additional compensation for providing this service.

        In accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and the NYSE, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

GOVERNANCE OF THE COMPANY

        St. Jude Medical’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussion with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its Committees.

        During 2005, the Board held six meetings and the Committees of the Board held a total of 16 meetings. The average attendance at the Board and Committee meetings was 97%, and each Director attended at least 75% of all meetings of the Board and of the Committees on which the Director served.

        The non-management members of the Board also meet at scheduled executive sessions at least twice a year. The Chairperson of the Governance and Nominating Committee serves as the Presiding Director for these meetings.

Principles of Corporate Governance

        The Company’s Principles of Corporate Governance, which the Board of Directors most recently amended on February 24, 2006, are attached as Appendix A to this proxy statement and are available on the Company’s website at www.sjm.com. Copies of the Principles of Corporate Governance are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

Code of Business Conduct

        The Company has adopted a Code of Business Conduct for its principal executive officer, principal financial officer, principal accounting officer, corporate controller and all other employees. The Code of Business Conduct is available on the Company’s website at www.sjm.com. Copies of the Code of Business Conduct are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

Communications with Directors

        Any shareholder wishing to communicate with one or more Directors may do so by sending a letter addressed to the Director or Directors to:

c/o Corporate Secretary St. Jude Medical, Inc. One Lillehei Plaza St. Paul, MN 55117

        All such correspondence will be forwarded to the Director or Directors.

Director Nomination Process

        The Governance and Nominating Committee considers suggestions from many sources, including shareholders, for possible candidates for Directors. The Governance and Nominating Committee would consider any candidate proposed by a shareholder in the same manner as other possible candidates.

        Any shareholder wishing to propose that a person be appointed to the Board of Directors or that management nominate a person for election to the Board of Directors may submit such a proposal to:

Governance and Nominating Committee c/o Corporate Secretary St. Jude Medical, Inc. One Lillehei Plaza St. Paul, MN 55117

        The Board of Directors has not adopted any specific criteria for a Director position. The Governance and Nominating Committee believes that it is not necessary to adopt criteria for the selection of Directors. The Governance and Nominating Committee believes that the desirable background of a new member of the Board of Directors may change over time and that a thoughtful, thorough process for selection is more important than adopting criteria for Directors.

        The Governance and Nominating Committee has worked in the past with independent search firms which assist in identifying Director candidates. Once candidates are identified, they are evaluated through a series of interviews with members of the Governance and Nominating Committee, several other Directors and members of management, including the Company’s General Counsel. Candidates are also asked to complete a Director questionnaire used by the Company.

Director Attendance at Annual Shareholder Meeting

        Eight of the Company’s Directors attended the 2005 Annual Meeting of Shareholders. The Company will reimburse a Director’s travel expenses for attending the annual shareholder meeting, but attendance by non-management Directors is not required. A meeting of the Board of Directors will be held in conjunction with the 2006 Annual Meeting of Shareholders in order to facilitate attendance by Directors at the meeting.

Director Independence and Audit Committee Financial Experts

        The Board undertook a review of Director independence in February 2006. As part of that process, the Board reviewed all transactions and relationships between each Director (or any member of his or her immediate family) and the Company. As a result of this review, the Board affirmatively determined that all of the Directors, except Mr. Starks and Mr. Widensohler, are independent under the Company’s Principles of Corporate Governance and the NYSE listing standards. See “Related Party Transactions” on page 8.

        In February 2006, the Board also determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that Mr. Devenuti and Mr. Rocca each qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC.

Committees of the Board of Directors

        During 2005, the Board of Directors had three standing Committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. During 2005, the Audit Committee met ten times, the Compensation Committee met four times and the Governance and Nominating Committee met twice.

        Each Committee of the Board has a separate written charter which is available on the Company’s website at www.sjm.com. Copies of such charters are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

        Each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee is independent under the Company’s Principles of Corporate Governance and the NYSE listing standards.

        The Governance and Nominating Committee is responsible for recommending good governance practices. The Governance and Nominating Committee evaluates the qualifications of and nominates candidates for positions on the Board. The procedures for shareholders to nominate Directors can be found on page 4. In addition, the Governance and Nominating Committee facilitates an annual evaluation by Board members of Board and individual Director performance and provides feedback to the entire Board.

        The Compensation Committee is responsible for establishing and administering compensation programs for the Company’s executive officers and considering matters relating to profit sharing and other employee benefits provided by the Company.

        The duties of the Audit Committee are described in its report, which follows.

Report of the Audit Committee

        The Audit Committee reviews the Company’s consolidated financial statements, financial reporting process and internal controls on behalf of the Board of Directors.

        We meet with management periodically to consider, among other things, the adequacy of the Company’s disclosure and internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent registered public accounting firm, Ernst & Young LLP, and with appropriate Company financial personnel.

        We regularly meet privately with the independent registered public accounting firm, who have unrestricted access to the Audit Committee.

        We also appoint the independent registered public accounting firm, approve the scope of their audit services, approve the performance of non-audit services by the independent registered public accounting firm and review periodically their performance and independence from management.

        The Directors who serve on the Audit Committee are all independent under the Company’s Principles of Corporate Governance, the NYSE listing standards and the rules of the SEC.

        The Board has adopted a written charter which describes the functions the Audit Committee is to perform. In August 2005, we reviewed the charter and recommended to the Board that no changes were needed. The current Audit Committee charter is available on the Company’s website at www.sjm.com.

        Management has the primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

        The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with us any issues they believe should be raised with us.

        This year, we reviewed the Company’s audited consolidated financial statements and met with both management and Ernst & Young LLP to discuss these financial statements. Management has represented to us that these financial statements were prepared in accordance with United States generally accepted accounting principles. We also considered the report of the independent registered public accounting firm.

        We have received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and the independence of Ernst & Young LLP. We have also considered the compatibility of non-audit services with the independence of Ernst & Young LLP. In addition, we discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

        Based on our review and discussions described above, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC.

Michael A. Rocca, Chairperson Thomas H. Garrett III Richard R. Devenuti

Compensation of Directors

        Each non-employee Director receives a retainer of $50,000 per year, paid monthly, plus $2,000 per diem for each Board meeting attended. Committee chairpersons receive an additional annual fee of $9,000 and Committee members an additional annual fee of $4,000. The Presiding Director receives an additional annual fee of $5,000. Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business and for such expenses for the Director’s partner when attending the annual strategic planning meeting. Directors may elect to receive the annual retainer fee either as 100% cash, 50% cash plus 50% restricted stock, or 100% restricted stock. Restricted stock is valued at the fair market value of the stock on the date of grant. The restriction on the stock lapses on the six-month anniversary of the grant date.

        Under the St. Jude Medical, Inc. 2002 Stock Plan, each person who is not an employee of the Company and who is elected, re-elected or serving an unexpired term as a Director at any annual meeting of shareholders automatically receives, as of the date of such meeting, an option to purchase 4,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on such date. All such options are designated as non-qualified stock options with eight-year terms and fully vest on the six-month anniversary of the grant date. Further, under the 2002 Stock Plan, non-employee Directors also are eligible to receive options from time to time in addition to the annual grants described above, but no non-employee Director may receive options which, together with the annual grant described above, exceed 7,500 shares in any calendar year. In addition to the automatic annual grant under the 2002 Stock Plan, each non-employee Director also receives a non-qualified stock option grant to purchase 1,600 shares as of the date of the annual meeting of shareholders at an exercise price per share equal to the fair market value of the Company’s stock on such date. These options have an eight-year term and fully vest on the six-month anniversary of the grant date. Directors who are appointed between annual shareholder meetings are granted a pro-rata stock option based upon a fraction of 5,600 shares on the same terms and conditions as the stock options described previously, except the exercise price is equal to the fair market value on the date of appointment. At the 2005 Annual Meeting of Shareholders, each non-employee Director received an automatic grant of an option to purchase 4,000 shares and an additional option to purchase 1,600 shares, each at $38.45 per share, the fair market value of the common stock on the date of grant. In connection with Mr. Brown’s appointment to the Board in August 2005, he received an option to purchase 4,200 shares, each at $46.46 per share, the fair market value of the common stock on the date of his appointment. No additional options were granted to non-employee Directors in 2005.

        If the St. Jude Medical, Inc. 2006 Stock Plan is approved by the Company’s shareholders at the annual meeting, each person who is not an employee of the Company and who is elected, re-elected or serving an unexpired term as a Director at the annual meeting and any later annual meeting of shareholders will automatically receive, as of the date of such meeting, an option to purchase 5,600 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on such date. All such options will be designated as non-qualified stock options with eight-year terms and will fully vest on the six-month anniversary of the grant date. Under the 2006 Stock Plan, non-employee Directors also will be eligible to receive options from time to time in addition to the annual grants described above, but no non-employee Director will be permitted to receive options which, together with the annual 5,600 share grant, exceed 10,000 shares in any calendar year. Directors who are appointed between annual shareholder meetings will be granted a pro-rata stock option based upon a fraction of 5,600 shares on the same terms and conditions as the stock options described above, except that the exercise price will equal the fair market value on the date of appointment. For more details regarding the 2006 Stock Plan, see “Proposal to Approve the 2006 Stock Plan” beginning on page 23.

        Each Director may receive reimbursement for one physical examination every 12 months up to a maximum of $1,600 per exam. Board members also participate in the Company’s charitable contribution matching program under which eligible charitable contributions are matched by the Company up to a maximum of $1,000 each year.

        Under a retirement plan for non-employee Directors that was terminated April 1, 1996, each non-employee Director serving on the Board at that time who serves five years or more will receive payment of an annual benefit equal to the average of the annual retainers paid to the

Director during his or her service as a Director, with a minimum annual benefit of $24,000. The retirement benefit will commence at the later of the time of retirement from the Board or when the Director becomes 60 years old. The retirement benefit is payable over a number of years equal to the Director’s years of service as a member of the Board of Directors prior to April 1, 1996.

Compensation Committee Interlocks and Insider Participation

        During 2005, Wendy L. Yarno (chair), David A. Thompson and Dr. Frank C-P Yin served as members of the Compensation Committee. The members of the Compensation Committee do not participate in any interlocking directorships.

Related Party Transactions

        Mr. Widensohler is a director of, and the beneficial owner of approximately 45% of the common stock of, Invatec, an Italian company that makes and sells products to Getz Bros. Co., Ltd, a Japanese distributor of medical technology products that was acquired by the Company on April 1, 2003. Sales by Invatec to Getz during 2005 were $5,838,289. In February 2004, the Board of Directors determined that Mr. Widensohler was no longer considered an independent Director.

        In February 2005, the Company signed a definitive agreement (the “Agreement”) to acquire the businesses of Velocimed, LLC (“Velocimed”), a privately-owned company that develops and manufactures specialty interventional cardiology devices. The Company closed its acquisition of Velocimed on April 6, 2005. Under the terms of the parties’ Agreement, the Company paid $82.5 million in cash at the closing, and may make additional contingent payments (the “Contingent Payments”) tied to revenues in excess of minimum future targets and a milestone payment (the “Milestone Payment”) upon U.S. Food and Drug Administration approval of the Premere patent foramen ovale closure system. The first Contingent Payment, if achieved, would be paid in March 2007.

        Mr. Paul Buckman, President of the Company’s Cardiology Division, is a founder and shareholder of Velocimed. At the time the Company entered into the Agreement, Mr. Buckman was the beneficial owner of 436,159 shares of Velocimed stock, which constituted less than 1.6% of Velocimed’s total number of shares outstanding, but was not a director, officer or employee of Velocimed and did not have any other relationship with Velocimed. At the closing of the acquisition, Mr. Buckman received approximately $714,000 in consideration for his interest in Velocimed. In addition, Mr. Buckman has the potential to receive additional consideration of up to approximately $2,962,000 if the maximum amounts payable under the Contingent Payments and the Milestone Payment are achieved. Mr. Buckman was not involved in negotiating the financial terms of the Agreement, and the Company’s Board of Directors was informed of Mr. Buckman’s relationship with Velocimed prior to approving the Agreement. The Board of Directors approved the amount of the purchase price to be paid under the Agreement based on their review of a number of factors, including the price paid in comparable transactions, a discounted cash flow analysis of the acquired business, the financial impact of the acquisition on the Company’s results of operations and a fairness opinion received from the Company’s investment bankers.

        Velocimed operates under the Company’s Cardiology Division, for which Mr. Buckman serves as President. In light of Mr. Buckman’s interest in the potential future Contingent Payments and Milestone Payment, the acquired business is managed pursuant to a budget approved by the Company’s Chief Executive Officer, Chief Financial Officer and Board of Directors, and any deviation from the budget that would have the effect of increasing Mr. Buckman’s compensation under the Contingent Payments or the Milestone Payment must be approved by the Company’s Chief Executive Officer and Chief Financial Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Directors and executive officers to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Based on a review of the Section 16(a) reports filed by our Directors and executive officers in 2005 and on written representations by the Directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our Directors and executive officers during 2005 were satisfied, except that one Form 4 relating to one transaction was filed late on behalf of Mr. Northenscold, one Form 4 relating to two transactions was filed late on behalf of Mr. Zurbay and one Form 3 filed on behalf of Mr. Fazio was later amended to correct the number of shares held by Mr. Fazio at the time he became subject to the reporting requirements of Section 16(a).

BOARD OF DIRECTORS

        The Board of Directors is divided into three classes, whose terms expire at successive annual meetings.

        Two Directors will be elected at the annual meeting to serve for a three-year term expiring at the Company’s annual meeting in 2009. We have nominated Mr. Brown and Mr. Starks for these positions. Each nominee currently serves as a Director. You can find the principal occupation and other information about the nominees below. Mr. Yin, whose term as a Director expires at the annual meeting, is not standing for re-election.

        The persons named on the proxy card will vote the proxy for the election of Mr. Brown and Mr. Starks unless you indicate that your vote for any of the nominees should be withheld. If elected, Mr. Brown and Mr. Starks will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect both nominees to be able to serve if elected.

        The principal occupation and other information about the Directors whose terms of office will continue after the annual meeting are provided below.

Required Vote and Board Recommendation

        Under Minnesota law and the Company’s bylaws, Directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of Directors. This means that since shareholders will be electing two Directors with terms expiring in 2009, the two nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the annual meeting, the number of nominees does not exceed the number of Directors to be elected), any nominee for Director who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Principles of Corporate Governance to promptly tender his or her resignation following certification of the shareholder vote. The Governance and Nominating Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release. Any Director who tenders his or her resignation as described above will not participate in the Governance and Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer.

        The Board of Directors recommends a vote FOR the election of Mr. Brown and Mr. Starks as Directors.

NOMINEES FOR TERM EXPIRING IN 2009

John W. Brown, Director of St. Jude Medical since August 2005. Chairman of the Board of Stryker Corporation, an orthopedic device company, since 1980. Chief Executive Officer of Stryker Corporation from 1977 to January 2005 and President of Stryker Corporation from 1977 to 2003. President of Edward Weck & Company, a surgical and medical instrument company and a subsidiary of Squibb Corporation, from 1972 to 1977. Director of Gen-Probe Incorporated. Committee: Governance and Nominating Committee. Age: 71

Daniel J. Starks, Director of St. Jude Medical since 1996. Chairman, President and Chief Executive Officer of St. Jude Medical since May 2004. President and Chief Operating Officer of St. Jude Medical from February 2001 to May 2004. From April 1998 to February 2001, President and Chief Executive Officer of the Cardiac Rhythm Management Division of St. Jude Medical. Previously, Chief Executive Officer and President, Daig Corporation. Director of Urologix, Inc. Age: 51

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2007

Michael A. Rocca, Director of St. Jude Medical since March 2004. Retired in 2000 from Mallinckrodt, Inc., a pharmaceutical and medical device manufacturer, where he was Senior Vice President and Chief Financial Officer from 1999 to 2000. Director of Ligand Pharmaceuticals, Inc. and Lawson Software, Inc. Committee: Chairperson of the Audit Committee. Age: 61

David A. Thompson, Director of St. Jude Medical since 1999. Retired in 1995 from Abbott Laboratories, a medical products company, where he held several corporate officer positions. Director of Third Wave Technologies. Committees: Governance and Nominating Committee and Compensation Committee. Age: 64

Stephan K. Widensohler, Director of St. Jude Medical since 2001. President and Chief Executive Officer of Krauth Medical Group, a European distributor of medical and surgical devices and services, since 1992. Director of Orthofix International NV. Age: 46

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2008

Richard R. Devenuti, Director of St. Jude Medical since 2001. Senior Vice President of Worldwide Services and IT of Microsoft Corporation, a software company, since December 2003. From March 1999 to December 2003, Vice President and Chief Information Officer of Microsoft Corporation. Committee: Audit Committee. Age: 48

Stuart M. Essig, Director of St. Jude Medical since 1999. President and Chief Executive Officer and a member of the Board of Directors of Integra Life Sciences Holdings Corporation, a manufacturer of medical devices, implants and biomaterials, since December 1997. Director of Zimmer Holdings, Inc. Committee: Chairperson of the Governance and Nominating Committee. Presiding Director. Age: 44

Thomas H. Garrett III, Director of St. Jude Medical since 1979. Self-employed as a business consultant since June 1996. Previously, a member of the law firm of Lindquist & Vennum PLLP of Minneapolis, Minnesota, and its Managing Partner from 1993 through 1995. Director of Lifecore Biomedical, Inc. Committee: Audit Committee. Age: 61

Wendy L. Yarno, Director of St. Jude Medical since 2002. General Manager, Business Unit, US Human Health, Merck & Co., Inc., a pharmaceutical company, since January 2003. From 1999 to 2002, Senior Vice President, Human Resources, Merck & Co., Inc. Committees: Chairperson of the Compensation Committee and member of the Governance and Nominating Committee. Age: 51

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND
CERTAIN BENEFICIAL OWNERS

        The following table presents information provided to the Company as to the beneficial ownership of the Company’s common stock as of February 17, 2006 by (a) each of the Company’s Directors, Director nominees and executive officers appearing in the summary compensation table on page 19, (b) all of the Company’s Directors and executive officers as a group and (c) each person known to the Company to be the beneficial owner of more than 5% of our common stock. Unless otherwise noted, these persons have sole voting and dispositive power with respect to the shares owned by them.

Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
John W. Brown	9,200	(1)	*
Richard R. Devenuti	49,268	(1)	*
Stuart M. Essig	93,362	(1)	*
Thomas H. Garrett III	199,145	(1)(2)	0.1%
Michael A. Rocca	16,020	(1)	*
Daniel J. Starks	8,524,792	(1)	2.3%
David A. Thompson	80,844	(1)	*
Stephan K. Widensohler	74,832	(1)	*
Wendy L. Yarno	16,178	(1)	*
Frank C-P Yin	50,142	(1)	*
John C. Heinmiller	776,501	(1)	0.2%
Michael T. Rousseau	857,621	(1)	0.2%
Michael J. Coyle	1,007,326	(1)	0.3%
Joseph P. McCullough	293,178	(1)	0.1%
Directors and Executive Officers as a Group (24 persons)	13,300,626	(3)	3.6%
FMR Corp.
82 Devonshire Street
Boston, MA 02109	36,364,264	(4)	9.9%
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	32,052,823	(5)	9.0%

Footnotes

*	Less than 0.1%

(1)

Includes the number of shares which each Director or executive officer may acquire within 60 days from February 17, 2006, pursuant to the exercise of stock options, as follows: Mr. Brown, 4,200; Mr. Devenuti, 45,600; Mr. Essig, 77,600; Mr. Garrett, 101,600; Mr. Rocca, 14,932; Mr. Starks, 2,560,000; Mr. Thompson, 65,600; Mr. Widensohler, 45,600; Ms. Yarno, 13,600; Mr. Yin, 45,600; Mr. Heinmiller, 595,000; Mr. Rousseau, 855,000; Mr. Coyle, 992,500; and Mr. McCullough, 285,500.

(2)	Includes 46,700 shares owned by Mr. Garrett’s wife as to which Mr. Garrett disclaims beneficial ownership.

(3)	Includes 6,892,184 shares that such individuals may acquire within 60 days from February 17, 2006 pursuant to the exercise of stock options.

(4)

This information and the following information are derived from a Schedule 13G dated February 14, 2006 delivered to the Company. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 35,054,672 shares, or 9.6% of the Company’s common stock outstanding, as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “funds”). Edward C. Johnson 3d, (Chairman of FMR Corp.) FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 35,054,672 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 837,444 shares or 0.3% of the common stock outstanding of the Company as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 837,444 shares, and sole power to vote or to direct the voting of 747,644 shares, and no power to vote or to direct the voting of 89,800 shares of common stock owned by the institutional accounts as reported above. Strategic Advisers, Inc., 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR Corp.‘s beneficial ownership includes 212,018 shares, or 0.1%, of the Company’s common stock outstanding, beneficially owned through Strategic Advisers, Inc. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 260,130 shares of 0.1% of the common stock outstanding of the Company.

(5)

This information and the following information are derived from a Schedule 13G dated February 14, 2006 delivered to the Company. AXA, which owns AXA Financial, Inc. and the Mutuelles AXA, which as a group control AXA, in the Mutuelles AXAs’ capacity, as a group, acting as a parent holding company with respect to the holdings of the following AXA entity or entities, in AXA’s capacity as a parent holding company with respect to the holdings of the following AXA entity or entities: AXA Rosenberg Investment Management LLC and AXA Framlington; AXA Financial, Inc.‘s capacity as a parent holding company with respect to the holdings of the following subsidiaries: Alliance Capital Management L.P., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; AXA Equitable Life Insurance Company, an insurance company and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; Frontier Trust Company, FSB (Advest Trust), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total shareholder returns for St. Jude Medical common stock for the last five years ended December 31, 2005 with the Standard & Poor’s 500 Health Care Equipment Index and the Standard & Poor’s 500 Index weighted by market value at each measurement point. The comparison assumes that $100 was invested on December 31, 2000 in St. Jude Medical common stock and in each of these Standard & Poor’s indexes and assumes the reinvestment of any dividends.

	2000	2001	2002	2003	2004	2005
St. Jude Medical, Inc.	$100.0	$126.4	$129.3	$199.7	$273.0	$326.8
S&P 500 Health Care Equipment Index	$100.0	88.1	71.6	82.2	83.6	89.0
S&P 500 Index	$100.0	88.2	68.8	88.3	97.8	102.5

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

        Our report covers the following topics:

•	Role of the Compensation Committee

•	Executive Compensation Philosophy and Process

•	Components of Our Executive Compensation Program

•	Compensation of the Chief Executive Officer

Role of the Compensation Committee

        We are responsible to the Company’s Board of Directors and shareholders for establishing and administering compensation programs for the Company’s executive officers. None of the members of the Compensation Committee is a current or former employee of the Company. Each of the members of the Compensation Committee is independent under the Company’s Principles of Corporate Governance and the NYSE listing standards. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation to be paid to the Chief Executive Officer of the Company, and reports to the Board of Directors regarding the compensation to be paid to all other executive officers of the Company.

Executive Compensation Philosophy and Process

        The goal of our compensation program is to attract, retain and motivate talented executives to enable the Company to be successful in a highly competitive industry and to enhance shareholder value. The following principles were used in the design of the program:

•	Compensation should be related to individual performance and qualifications

•	Executive officers and employees should be encouraged to own St. Jude Medical stock

•	A substantial part of an executive officer’s compensation should be incentive-based, tied to performance, and subject to risk

        We evaluate the Company’s compensation program for executive officers in relation to the programs offered by other medical products companies and by general industry companies. In 2005, we engaged an independent compensation consultant to analyze the level of executive compensation for peer group medical product companies and general industry companies. The companies in the compensation peer group are not the same companies as in the stock performance graph on page 15. Our objective is to attract and retain talented individuals by targeting total executive compensation for standard performers at the 60th percentile of the market as defined by the analysis of peer group and general industry companies. An executive officer’s individual performance and experience can cause the officer’s total compensation to be higher or lower than the 60th percentile.

        When making recommendations regarding the compensation of our Chief Executive Officer, we consider the results of the formal review by the Board of Directors of the Chief Executive Officer’s performance. When evaluating the compensation of our other executive officers, we consider the recommendations of our Chief Executive Officer.

        Our policy is to maximize the deductibility of compensation payments to executive officers under Section 162(m) of the Internal Revenue Code. Our shareholders have approved our Management Incentive Compensation Plan (the “MICP”), which is an annual cash incentive plan that is designed and administered in such a manner that compensation awarded under the MICP in the United States is tax-deductible for the Company.

Components of Our Executive Compensation Program

        Our compensation program for executive officers has three components:

•	Base Salary

•	Annual Incentive Award

•	Stock-Based Compensation

        Base Salary.   An executive officer’s base salary is determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at the peer group and general industry companies referenced above. Additionally, the Compensation Committee sets base salaries for each executive officer based on the executive officer’s contribution to the Company’s success through operational improvements and strategic initiatives. Based upon a review of peer group and general industry data, the executive officers’ base salary levels are consistent with the 60th percentile objective. The base salary of the Chief Executive Officer was also governed by an employment agreement that expired on January 31, 2006. See “Employment, Termination and Change of Control Agreements” on page 21.

        Annual Incentive Awards.   Annual incentive awards are designed to provide executive officers an additional incentive for achieving the annual performance goals established in the Company’s yearly business plan approved by the Board of Directors. All annual incentive awards to executive officers are awarded and paid under the MICP. Payments under the MICP are based on the Company’s level of achievement of annual earnings per share targets as well as divisional and geographical profitability and sales targets, all as established under the Company’s annual business plan. There is a pre-assigned relative weighting ascribed to each of these factors.

        Executive officers are eligible for normal annual cash incentive payments ranging from 40% to 100% of base salary, except for the Chief Executive Officer who is eligible for a normal annual cash incentive payment of up to 120% of base salary. The amounts of these payments are based upon peer group and general industry data, and are consistent with the Company’s 60th percentile objective. The payments can increase by up to 100% of the normal payments based on performance above targeted levels and can decrease substantially if actual results fail to meet targeted levels.

        Stock-Based Compensation.   We believe that stock-based compensation creates an appropriate incentive for executive officers and employees to identify with the interests of shareholders.

        Stock Option Awards.   Stock options are awarded at an exercise price equal to (or, in limited circumstances, greater than) the fair market value of the stock on the date of grant and, therefore, only have intrinsic value if the price of the Company’s stock appreciates from the date the stock options are granted. The executive officers and shareholders mutually benefit from such stock price appreciation.

        Stock options are awarded from time to time consistent with the Company’s objective to provide executive officers and employees with a long-term equity interest in the Company and an opportunity for a greater financial reward if long-term performance is sustained. To encourage a longer-term perspective and to retain our employees, stock options generally cannot be exercised immediately, and become exercisable over a four-year period. We may also grant performance-based options to executive officers that vest based upon the Company’s achievement of predetermined performance targets. The number and type of options granted to each executive officer falls within a predetermined range, set and approved annually by the Compensation Committee. Stock option awards are based upon peer group and general industry data, and are consistent with the Company’s 60th percentile objective. Individual grant size is dependent upon the Company’s future business plans and the executive officer’s ability to positively impact those plans, the executive officer’s position and level of responsibility within the Company, and an evaluation of the executive officer’s past performance. No pre-assigned relative weight is ascribed to any of these factors. In 2005, stock options covering a total of 1,072,200 shares were granted to executive officers.

        Restricted Stock Awards.   We believe restricted shares provide an immediate and direct link to shareholder interests. The timing and number of shares granted are based on the Company’s future business plans and the executive officer’s ability to positively impact those plans. Restricted stock awards generally vest over a four-year period. In 2005, restricted stock awards covering 6,000 shares were granted to executive officers.

        Stock Ownership Guidelines.   St. Jude Medical established stock ownership guidelines for all executive officers and Directors in 1995. These guidelines set stock ownership targets which management and Board members are encouraged to achieve. Targeted stock ownership levels range from two to three times base salary for executive officers. Stock ownership guidelines for Board members are set at five times the annual retainer for Board members.

Compensation of the Chief Executive Officer

        Mr. Starks was the Chairman, President and Chief Executive Officer of St. Jude Medical, Inc. during 2005 and was our most highly compensated executive officer.

        Base Salary.   Mr. Starks received a base salary of $885,000 during 2005.

        Annual Incentive Award.   Mr. Starks earned an award of $1,148,288 under the MICP for 2005. His award was based 25% on our achievement of the revenue target, and 75% on our achievement of the earnings per share target, established under the MICP.

        Stock Option Awards.   In December 2005, Mr. Starks was granted a non-qualified stock option for 216,000 shares that vests over a four-year period. The amount of the stock option grant to Mr. Starks was determined by the Compensation Committee based on a review of CEO compensation from the compensation peer group and the Compensation Committee’s view that Mr. Starks’ performance has been outstanding. The most recent option grant received by Mr. Starks before the December 2005 option grant was in April 2004.

        2006 Compensation.   In December 2005, we reviewed Mr. Starks’ base salary in light of a peer group comparison and his performance up to that time. We proposed an increase in his annual base salary to $975,000 and an increase in his annual incentive award percentage from 100% to 120%, effective January 2, 2006, and the option grant described above. The Board of Directors adopted our recommendations.

Wendy L. Yarno, Chairperson David A. Thompson Frank C-P Yin

Summary Compensation Table

        The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and each of our four other most highly compensated executive officers during fiscal year 2005.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Securities Underlying Options(2) (#)	All Other Compensation(3) ($)

Daniel J. Starks	2005	885,000	1,148,288	26,000	216,000	38,712
Chairman, President and	2004	758,462	868,438	26,000	520,000	36,875
Chief Executive Officer	2003	675,769	669,012	26,000	400,000	40,651
John C. Heinmiller	2005	550,000	499,538	24,000	108,000	42,634
Executive Vice President and	2004	483,077	387,186	24,000	120,000	41,705
Chief Financial Officer	2003	400,000	277,200	24,000	160,000	40,898
Michael T. Rousseau	2005	450,000	352,800	24,000	106,000	36,880
President, US Division	2004	425,000	304,194	24,000	120,000	36,875
	2003	400,000	231,000	24,000	150,000	37,317
Michael J. Coyle	2005	450,000	366,188	30,957	106,000	38,380
President, Cardiac Rhythm	2004	414,615	285,600	36,792	120,000	38,375
Management Division	2003	388,942	256,605	42,008	150,000	38,282
Joseph P. McCullough	2005	411,442	308,474	17,250	114,000	36,880
President, International Division	2004	373,558	261,422	23,435	76,000	36,749
	2003	326,154	201,808	22,330	100,000	39,893

Footnotes

(1)

Represents an allowance for perquisites or other personal benefits for the named executive officers and also includes, for Mr. Coyle, $6,957, $12,792 and $18,008 of mortgage assistance in 2005, 2004 and 2003, respectively, and, for Mr. McCullough, $6,185 and $5,080 for income tax services in 2004 and 2003, respectively, because of his previous expatriate employment.

(2)

Figures in this column represent the number of shares that can be purchased upon the exercise of stock options granted during the year. No stock appreciation rights have been granted to the named executive officers.

(3)

Consists of: (a) matching retirement plan contributions by St. Jude Medical in the following amounts for each of the named executive officers for 2005, 2004 and 2003, respectively: $35,800, $35,255 and $34,650; (b) the cost of medical exam reimbursement under the St. Jude Medical, Inc. Executive Physical Program in the following amounts for the following named executive officers for 2005, 2004 and 2003, respectively: Mr. Starks, $1,832, $0 and $917; Mr. Heinmiller, $1,600, $675 and $675; and Mr. McCullough $0, $0 and $150; (c) the cost of supplemental disability insurance premiums paid by the Company, in the following amounts, for the following named executive officers for 2005, 2004 and 2003, respectively: Mr. Heinmiller, $4,155, $4,155 and $2,771; and Mr. Coyle, $1,500, $1,500 and $1,507; and (d) the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally, in the following amounts, for the named executive officers for 2005, 2004 and 2003, respectively: Mr. Starks, $1,080, $1,620 and $5,084; Mr. Heinmiller, $1,080, $1,620 and $2,802; Mr. Rousseau, $1,080, $1,620 and $2,667; Mr. Coyle, $1,080, $1,620 and $2,125; and Mr. McCullough $1,080, $1,494 and $5,093. The Company purchases life insurance for salaried employees generally providing a death benefit equal to the lesser of $250,000 or twice the annual salary, commission and bonus of such salaried employees. For employees whose annual salary, commission and bonus exceed $150,000, the Company purchases life insurance providing a death benefit equal to the lesser of $1,250,000 or twice the annual salary, commission and bonus of such salaried employees.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value(2)
Daniel J. Starks	216,000	4.5%	$51.91	12/13/2013	$3,274,322
John C. Heinmiller	108,000	2.2%	51.91	12/13/2013	1,637,161
Michael T. Rousseau	106,000	2.2%	51.91	12/13/2013	1,606,843
Michael J. Coyle	106,000	2.2%	51.91	12/13/2013	1,606,843
Joseph H. McCullough	94,000	1.9%	51.91	12/13/2013	1,424,936
	20,000	0.4%	39.45	02/08/2013	241,744

Footnotes

(1)

The options have an exercise price equal to the fair market value on the date of grant, have a term of eight years and vest in 25% increments on the first four anniversaries of the date of grant. In the event of a change in control of the Company, all options become 100% vested. The date of grant for all but the last of the grants listed above was December 13, 2005. The last grant listed above, for Mr. McCullough, was made on February 8, 2005.

(2)

The Company uses the Black-Scholes option pricing model to establish present values for purposes of this table. The value ultimately realized, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value as estimated by the Black-Scholes model. The specific assumptions used in valuing the stock options under the Black-Scholes model were as follows:

•	Weighted average volatility of 26.0%, representing the estimated annual variance in the daily percentage change in the price of the Company’s common stock over a five-year period;

•	Risk-free rate of return ranging from 3.80% to 4.42%, representing the average five-year U.S. Treasury rate on the date of grant;

•	Expected term of 4.5 years; and

•	Dividend yield of 0.0%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel J. Starks	80,000	$ 2,942,260	2,410,000	1,366,000	$82,439,900	$29,135,800
John C. Heinmiller	110,000	3,172,924	595,000	318,000	18,184,234	3,606,000
Michael T. Rousseau	515,000	13,901,667	855,000	316,000	27,047,635	3,673,950
Michael J. Coyle	305,600	9,843,140	992,500	392,500	33,814,062	6,720,931
Joseph H. McCullough	—	—	280,500	246,000	8,170,717	2,475,020

Footnotes

(1)

Values were calculated by subtracting the exercise price per share from the closing sale price of $50.20 per share of the Company’s common stock as reported by the NYSE on December 30, 2005, the last trading day of fiscal year 2005.

Employment, Termination and Change of Control Agreements

        Employment Agreement with Mr. Starks.   In connection with the appointment of Mr. Starks as the Company’s President and Chief Operating Officer in February 2001, the Company entered into an employment agreement with Mr. Starks effective February 1, 2001. The agreement was amended and restated effective as of March 25, 2001, and expired on January 31, 2006. The agreement provided that Mr. Starks would receive an annual salary of at least $500,000, subject to annual review for possible increases by the Board of Directors, and be eligible for a target bonus under the MICP of 100% of base salary. In addition, the agreement provided Mr. Starks with customary benefits provided to Company officers and provided that Mr. Starks would be eligible for the Company’s executive perk package at the level of $26,000. The agreement provided that it could be terminated prior to the expiration of the employment period (1) upon the death or disability of Mr. Starks, (2) at the election of the Company for “Cause” (as defined in the agreement) or (3) upon 90 days written notice by either party. If the Company terminated Mr. Starks without Cause during the term of his agreement and Mr. Starks did not receive the full compensation he was entitled to receive under the change of control severance agreement described below, then the Company would have been required to pay Mr. Starks two times his then current salary and target bonus. The agreement provided that no further compensation would be owed to Mr. Starks if he was terminated by the Company for Cause or if he voluntarily resigned.

        Severance Agreements.   The Company has entered into change of control severance agreements (the “Severance Agreements”) with 20 of its senior executives, including Mr. Starks and the other executive officers named in the summary compensation table. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the executive’s employment without Cause or the executive terminates his or her employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the executive’s annual salary, target bonus and certain other compensation paid to the executive during the twelve months prior to the termination; (ii) three years of life, health and disability insurance substantially similar to that in effect at the time of termination; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any non-competition arrangement between the Company and the executive; and (v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the Severance Agreements, “Cause” is defined as a conviction for felony criminal conduct; “Good Reason” is defined to include a change in the executive’s responsibility or status, a reduction in salary or benefits or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company’s Board of Directors or another event the majority of the Continuing Directors determines to be a change in control.

        In December 2005, the Board of Directors approved a decrease in the cash severance payments described in clause (i) above from three times the sum of the executive’s annual salary, target bonus and certain other compensation paid to the executive during the twelve months prior to the termination, to 2.9 times that amount. The Company expects to enter into new severance agreements that reflect the decreased payments with all 20 of its executive officers that currently have Severance Agreements and with two additional employees of the Company who do not currently have the Severance Agreements described above.

        Indemnification Agreements.   The Company has entered into indemnification agreements with each of its Directors and executive officers which provide for indemnification against certain costs incurred by each Director and executive officer made or threatened to be made a party to a proceeding because of his or her official capacity as a Director or executive officer. The indemnification agreements, together with the Company’s bylaws, provide for indemnification to the fullest extent permitted by Minnesota law.

PROPOSAL TO APPROVE THE 2006 STOCK PLAN

Reasons for Approval

        On February 24, 2006, our Board of Directors adopted the St. Jude Medical, Inc. 2006 Stock Plan (the “2006 Stock Plan”), subject to shareholder approval. The purpose of the 2006 Stock Plan is to enable St. Jude Medical and our subsidiaries to retain and attract executives and other key employees, non-employee Directors and consultants who contribute to St. Jude Medical’s success by their ability, ingenuity and industry, and to enable these individuals to participate in our long-term success and growth by giving them a proprietary interest in St. Jude Medical.

        The 2006 Stock Plan authorizes the grant of stock options and stock appreciation rights. No other types of awards may be granted under the 2006 Stock Plan. The Board of Directors believes that stock options have been, and that both stock options and stock appreciation rights will be, a very important factor in attracting and retaining experienced and talented employees and non-employee Directors who can contribute significantly to the management, growth and profitability of our business. Additionally, the Board of Directors believes that stock-based compensation aligns the interests of our managers and non-employee Directors with the interests of our shareholders. The availability of stock options and stock appreciation rights not only increases employees’ focus on the creation of shareholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to the future success of St. Jude Medical.

        We currently award stock options under the St. Jude Medical, Inc. 1997 Stock Option Plan, the St. Jude Medical, Inc. 2000 Stock Plan and the St. Jude Medical, Inc. 2002 Stock Plan, as amended (the “Existing Stock Plans”), and shares of restricted stock under the St. Jude Medical, Inc. 2000 Stock Plan. As of February 17, 2006, 37,904 shares remained available for future awards under the St. Jude Medical, Inc. 1997 Stock Option Plan, 260,737 shares remained available for future awards under the St. Jude Medical, Inc. 2000 Stock Plan (including up to 120,520 shares of restricted stock) and 1,809,883 shares remained available for future awards under the St. Jude Medical, Inc. 2002 Stock Plan, as amended (the “2002 Stock Plan”). So-called “net share counting” or “liberal share counting” is not permitted under any of the Existing Stock Plans.

        We also issue shares of common stock to employees under the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan. As of February 17, 2006, 1,269,257 shares remained available for future awards under the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan.

Summary of the 2006 Stock Plan

        The following is a summary of the material terms of the 2006 Stock Plan and is qualified in its entirety by reference to the 2006 Stock Plan. A copy of the 2006 Stock Plan is attached as Appendix B to this proxy statement.

        Administration.   Our Compensation Committee (the “Committee”), will administer the 2006 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2006 Stock Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2006 Stock Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2006 Stock Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2006 Stock Plan and establish rules for the administration of the 2006 Stock Plan.

        The Committee may delegate its powers under the 2006 Stock Plan to our president or chief executive officer, except that the Committee may not delegate its powers to grant awards to executive officers or Directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code. The Board of Directors may also exercise the powers of the Committee at any time.

        Eligibility.   Officers and other key employees, Directors and consultants of St. Jude Medical and our affiliates who are responsible for or contribute to the management, growth and profitability of our business or the business of any of our affiliates will be eligible to receive awards of stock options and stock appreciation rights under the 2006 Stock Plan. Approximately 1,700 individuals are eligible to receive awards under the 2006 Stock Plan.

        Shares Authorized.   The 2006 Stock Plan will authorize the issuance of an aggregate of 5,000,000 shares of our common stock. Certain awards under the 2006 Stock Plan are subject to limitations as follows:

•	No person may receive grants of stock options or stock appreciation rights under the 2006 Stock Plan that, considered together, exceed 500,000 shares during any calendar year;

•

No non-employee Director may be granted stock options under the 2006 Stock Plan, including the automatically granted stock options described under “Non-employee Director Awards” below, in excess of 10,000 shares in any calendar year; and

•

The aggregate fair market value of our common stock with respect to which an incentive stock option under the 2006 Stock Plan or any other plan of St. Jude Medical and any subsidiary or parent corporation is exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

        The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2006 Stock Plan.

        So-called “net share counting” or “liberal share counting” will not be permitted under the 2006 Stock Plan if it is approved by the Company’s shareholders. The number of shares subject to an option or stock appreciation right will be counted against the total number of shares authorized under the 2006 Stock Plan, except as described in the last sentence of this paragraph. If a stock appreciation right is settled in shares of stock upon exercise, the aggregate number of shares of common stock subject to the award rather than the number of shares of common stock actually issued upon exercise will be counted against the number of shares of common stock authorized under the 2006 Stock Plan. Similarly, if a stock appreciation right is settled in cash, the aggregate number of shares of common stock subject to the award will be counted against the number of shares of common stock authorized under the 2006 Stock Plan. If any shares of common stock subject to an option or stock appreciation right under the 2006 Stock Plan are not purchased or are forfeited, or if any stock option or stock appreciation right terminates without the delivery of shares, then such shares will be available for future option grants under the 2006 Stock Plan.

        Prohibition on Repricing Awards.   Without the approval of our shareholders, the Committee

will not reprice, adjust or amend the exercise price of any options or stock appreciation right previously awarded, whether through amendment, cancellation and replacement grant (whether of the same type of award or of a different type of award), repurchase or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2006 Stock Plan.

        Types and Terms of Awards.   The 2006 Stock Plan will permit the granting of “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code, “non-qualified stock options” that do not meet such requirements, and stock appreciation rights. No other awards may be granted under the 2006 Stock Plan. The 2006 Stock Plan does not provide for the issuance of dividend equivalent rights with any awards.

        The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The holder of a stock appreciation right is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the exercise price of the stock appreciation right. The exercise price per share under any stock option or stock appreciation right will not be less than 100% of the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

        Stock options and stock appreciation rights may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law. Options and stock appreciation rights vest and become exercisable in accordance with a vesting schedule established by the Committee. Options may be exercised by payment of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by tendering shares of our common stock or other consideration having a fair market value on the date of exercise equal to the exercise price. The fair market value of our common stock on a given date generally will be the closing price of the common stock as reported on the NYSE on that date. Stock options and stock appreciation rights granted under the 2006 Stock Plan may not have a term longer than eight years.

        Non-Employee Director Awards.   Under the 2006 Stock Plan, each non-employee Director who, on or after May 1, 2006 is (1) elected, re-elected or serving an unexpired term as a Director of St. Jude Medical at any annual meeting of shareholders or (2) elected as a Director of St. Jude Medical at any special meeting of shareholders, will, as of the date of such annual or special meeting, automatically be granted a non-qualified stock option to purchase 5,600 shares of our common stock. Each non-employee Director who, on or after May 1, 2006, is appointed as a Director of St. Jude Medical at any time other than at an annual or special meeting of our shareholders will, as of the date of such appointment, automatically be granted a non-qualified stock option to purchase a pro rata number of shares of common stock, which number shall be calculated by multiplying 5,600 by a fraction, the numerator of which is the number of months that shall occur from the date of such non-employee Director’s appointment to the date of the next annual or special meeting of our shareholders and the denominator of which is 12.

        The term of each option granted to the non-employee Directors will be equal to eight years, subject to the provisions set forth in “Termination of Employment or Service” below. The options granted to the non-employee Directors will become fully exercisable beginning six months after the date the option is granted. Upon termination of such Director’s service as a Director of St. Jude Medical, the unvested portion of any stock options then held by such Director shall not thereafter be exercisable.

        If the 2006 Stock Plan is approved by the shareholders of St. Jude Medical, from and after May 1, 2006, stock options granted automatically to non-employee Directors under the 2006 Stock Plan will be in lieu of and in substitution for any new awards of stock options that otherwise would automatically be granted under the terms of the 2002 Stock Plan or any prior stock option plan of St. Jude Medical.

        Termination of Employment or Service.   If a participant’s employment by or service to St. Jude Medical or its affiliates terminates by reason of death or disability (as defined in the 2006 Stock Plan), any award held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to death or disability, but may not be exercised after 12 months from the date of such termination of employment or service or the expiration of the stated term of the award, whichever period is shorter. If a participant’s employment by St. Jude Medical or its affiliates terminates by reason of retirement (as defined in the 2006 Stock Plan), any award held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to retirement, but may not be exercised after the expiration of the stated term of the award or 36 months from the date of such termination of employment, whichever period is shorter. If a participant’s employment by or service to St. Jude Medical or its affiliates is terminated for cause (as defined in the 2006 Stock Plan), all unexercised awards granted to such participant shall terminate immediately upon such termination.

        If a participant’s continuous status as an employee or consultant (as defined in the 2006 Stock Plan) terminates (other than upon the participant’s death, disability or retirement or for cause), any award held by such participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after the expiration of the stated term of the award or 90 days from the date of such termination, whichever period is shorter. Notwithstanding the foregoing, if a non-employee Director’s service terminates (other than upon such non-employee Director’s death or disability or for cause), any award held by such non-employee Director may thereafter be exercised to the extent it was exercisable at the time of such termination and in accordance with its terms.

        Transferability.   Except as otherwise provided by the Committee, stock options and stock appreciation rights will not be transferable other than by will or by the laws of descent and distribution. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit the transfer of non-qualified stock options by gift, without consideration, by a participant in the 2006 Stock Plan to a member of the participant’s family or to a trust or similar entity whose beneficiaries are the participant and/or members of the participant’s family.

        Withholding Obligations.   Under the 2006 Stock Plan, the Committee may permit participants receiving or exercising awards to surrender shares of common stock to St. Jude Medical to satisfy federal, state or local withholding tax obligations.

        Amendments.   The Board of Directors may amend, alter or discontinue the 2006 Stock Plan at any time. However, shareholder approval must be obtained for any amendment that would, among other things, (1) require shareholder approval under the rules or regulations of the SEC, the NYSE, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to St. Jude Medical; (2) increase the number of shares authorized under the 2006 Stock Plan or the aggregate number of options and stock appreciation rights that may be granted to a participant per calendar year as set forth in the 2006 Stock Plan, subject in both cases to adjustment for stock splits, stock dividends and the like; (3) permit repricing of options or stock appreciation rights; (4) permit the award of options or stock appreciation rights at a price less than 100% of the fair market value of a share of common stock on the date of grant of such option or stock appreciation right; (5) modify the post-termination exercisability periods described under “Termination of Employment or Service” above; or (6) cause the 2006 Stock Plan to no longer comply with Section 422 of the Internal Revenue Code or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2006 Stock Plan. In addition, no previously granted stock option or stock appreciation right may be amended to impair the rights of a participant without the consent of that participant.

        Effective Date; Term.   In order to become effective, the 2006 Stock Plan must be approved by our shareholders by February 24, 2007. If the 2006 Stock Plan is approved by shareholders before that date, it will be deemed to be effective as of February 24, 2006, and stock options and stock appreciation rights may be granted under the 2006 Stock Plan until the 2006 Stock Plan terminates on February 23, 2016. The 2006 Stock Plan will remain in effect beyond the date of its termination as long as any stock option or stock appreciations right granted under the 2006 Stock Plan remains outstanding.

Federal Income Tax Consequences

        Grant of Options and Stock Appreciation Rights.   The grant of a stock option or stock appreciation right is not expected to result in any taxable income for the recipient.

        Exercise of Options and Stock Appreciation Rights.   Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

        Disposition of Shares Acquired Upon Exercise of Options and Stock Appreciation Rights.   The tax consequence upon a disposition of shares acquired through the exercise of an option or stock appreciation right will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or stock appreciation right, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

        Income Tax Deduction.   Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options and stock appreciation rights paid under the 2006 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2006 Stock Plan.

        Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act.   Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal

Revenue Code, shares received through the exercise of a stock option or stock appreciation right may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

        Delivery of Shares for Tax Obligation.   Under the 2006 Stock Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local withholding tax obligations.

New Plan Benefits

        No benefits or amounts have been granted, awarded or received under the 2006 Stock Plan that were subject to shareholder approval. As described above, the 2006 Stock Plan provides for automatic annual awards of options to purchase 5,600 shares of our common stock to our non-employee Directors. If the 2006 Stock Plan is approved by our shareholders at the annual meeting, in the aggregate, options to purchase 44,800 shares of our common will be granted to eight of our non-employee Directors at the time of the annual meeting. Except for the automatic option grants to non-employee Directors, the Committee in its sole discretion will determine the number and types of awards that will be granted under the 2006 Stock Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants other than the non-employee Directors if the 2006 Stock Plan were to be approved by our shareholders. The closing price of a share of our common stock as reported on the NYSE on March 21, 2006, was $44.25.

Equity Compensation Plan Information

        The following table summarizes information regarding our equity compensation plans in effect as of December 31, 2005.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Stock option plans approved by shareholders(1)(2)	45,096,607	$23.33	1,955,322(3)

St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan approved by shareholders	—	—	1,269,257

All equity compensation plans approved by shareholders	45,096,607	$23.33	3,224,579

Equity compensation plans not approved by shareholders (4)	—	—	—

Total	45,096,607	$23.33	3,224,579

Footnotes

(1)

Includes the St. Jude Medical, Inc. 1991 Stock Plan, the St. Jude Medical, Inc. 1994 Stock Option Plan, the St. Jude Medical, Inc. 1997 Stock Option Plan, the St. Jude Medical, Inc. 2000 Stock Plan, and the 2002 Stock Plan.

(2)

As of February 17, 2006, the number of securities to be issued upon exercise of outstanding options, warrants and rights was 43,883,158, the weighted-average exercise price of outstanding options, warrants and rights was $23.48 and the remaining weighted average term was 4.6 years.

The number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) was 2,108,524, of which no more than 120,520 shares can be issued as awards other than stock options. This total does not include shares available under the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan.

(3)	The shares available for future issuance as of December 31, 2005 included 120,520 shares available for restricted stock grants under the St. Jude Medical, Inc. 2000 Stock Plan.

(4)

Excludes 790,737 shares underlying stock options and 209,364 shares of restricted stock assumed by us in connection with our acquisition of Advanced Neuromodulation Systems, Inc. which were originally granted pursuant to the following plans of Advanced Neuromodulation Systems, Inc.: the Quest Medical, Inc. 1995 Stock Option Plan, the Quest Medical, Inc. 1998 Stock Option Plan, the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan, the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan, the Advanced Neuromodulation Systems, Inc. 2002 Stock Option Plan and the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan. Such options have a weighted-average exercise price of $24.00 and an average remaining term of approximately 7.85 years. The options and restricted stock are administered pursuant to the terms of the plan under which they were originally granted. No future options or shares of restricted stock will be granted under these acquired plans.

Required Vote and Board Recommendation

        The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the 2006 Stock Plan, provided that the total number of shares that vote on the proposal represent a majority of the shares outstanding on the record date.

The Board of Directors recommends a vote FOR approval of the 2006 Stock Plan.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006. Ernst & Young LLP will audit our consolidated financial statements for 2006 and perform other services approved by the Audit Committee.

Audit and Other Fees

        The following table presents Ernst & Young LLP fees for professional services by type and amount charged by Ernst & Young LLP to the Company during fiscal years 2005 and 2004 (in thousands):

	2005	2004
Audit Fees(1)	$3,604	$3,705
Audit-Related Fees(2)	96	78
Tax Fees(3)	914	915
All Other Fees	—	—

Footnotes

(1)

Audit fees represent amounts for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and statutory audits of various Company subsidiaries outside of the United States.

(2)	Audit-related fees represent amounts for employee benefit plan audits, due diligence assistance and other attestation services.

(3)

Tax fees represent amounts for preparation or review of the Company’s income and related tax returns, tax planning and tax advice. Tax fees for preparation or review of the Company’s income and related tax returns totaled $575,000 and $536,000 in fiscal years 2005 and 2004, respectively.

Pre-Approval Policy for Audit and Permissible Non-Audit Services

        In 2003, the Audit Committee adopted the “Pre-Approval of Independent Auditor Services and Fees” policy. The policy requires that all services by the Company’s independent registered public accounting firm be approved in advance by the Audit Committee and expresses a preference that non-audit services be performed by persons other than the Company’s independent registered public accounting firm. Each year, the Audit Committee authorizes the terms, including the scope, and the fees for the annual audit. Once a year, the Audit Committee reviews general requests to approve non-audit matters, including fees, performed by the Company’s independent registered public accounting firm. In addition, specific requests for non-audit services by the independent registered public accounting firm may be brought to the Audit Committee from time to time. The policy also prohibits engaging the independent registered public accounting firm to perform services prohibited by law.

        In 2005 and 2004, there were no fees paid to Ernst & Young LLP that were not approved in advance by the Audit Committee.

Ratification of Appointment

        A proposal will be presented at the annual meeting to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006 in order to ascertain the views of our shareholders on this appointment. A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement and to answer your questions. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection of independent registered public accounting firm for 2006. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating the Company’s independent registered public accounting firm, may, in its discretion, direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Required Vote and Board Recommendation

        The affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Ernst & Young LLP, provided that the total number of shares that vote on the proposal represent a majority of the shares outstanding on the record date.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

        Under SEC rules, shareholders who wish to present a proposal at the 2007 Annual Meeting of Shareholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Kevin T. O’Malley, Secretary, St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, Minnesota 55117. We must receive your written proposal no later than November 27, 2006.

        Shareholders who intend to present a proposal at the 2007 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, must comply with the requirements established in the Company’s bylaws. The bylaws require, among other things, that a shareholder submit a written notice to the Secretary of the Company of the intention to bring a proposal before the meeting not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made).

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

        Our 2005 Annual Report to Shareholders, including financial statements for the year ended December 31, 2005, accompanies this proxy statement. Both our 2005 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2005 are available on our website at www.sjm.com, by clicking on Investor Relations and Annual Reports and SEC Filings, respectively. Copies of the Form 10-K are available to any shareholder who submits a request in writing to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

OTHER MATTERS

        Whether or not you plan to attend the meeting, please vote by telephone or internet as described on the enclosed proxy card, or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

Daniel J. Starks
Chairman of the Board of Directors,
President and Chief Executive Officer

March 30, 2006

APPENDIX A

ST. JUDE MEDICAL, INC.
PRINCIPLES OF CORPORATE GOVERNANCE

        The Board of Directors of St. Jude Medical, Inc. has adopted the following principles of corporate governance:

I.	Board of Directors

A.	Independence. A majority of the members of the Board of Directors shall be independent of management.

B.

Determination of Independence.   The Governance and Nominating Committee will annually review the status of each director as independent or not independent using the following criteria from the Company’s by-laws:

1.	has not been employed by the corporation in an executive capacity within the last five years;

2.	is not, and is not affiliated with a company that is, an advisor or consultant to the corporation, or a significant customer or supplier of the corporation;

3.	has no personal service contracts with the corporation or the corporation’s senior management;

4.	is not affiliated with a not-for-profit entity that receives significant contributions from the corporation;

5.	is not employed by a public company at which an executive officer of the corporation serves as a director;

6.	does not have a relationship described in 1 through 5 above with any affiliate of the corporation; and

7.	is not a member of the immediate family of any person described in 1 through 6 above.

In addition, the Governance and Nominating Committee will consider each director’s status as independent under the New York Stock Exchange and SEC definitions (for Audit Committee members). The Committee’s recommendations will be referred to the entire Board of Directors for final determination.

C.

Committees.   The Board of Directors has three standing Committees: Audit, Compensation, and Governance & Nominating. Each of these Committees has a written charter. Each Committee consists entirely of independent directors. Committee membership is proposed by the Governance & Nominating Committee and approved by the entire board.

D.

Sessions of the Independent Directors.   At least twice each year the independent members of the Board of Directors meet in a separate session. These sessions are chaired by the Presiding Director who is the Chairperson of the Governance & Nominating Committee.

E.	Annual Board Performance Review. Each year the Board of Directors will conduct a review of its own performance as well as the performance of its standing Committees.

F.

Board Role in Strategy.   The Board of Directors dedicates the major portion of two meetings each year to the Company’s strategic plan — one meeting at the beginning of the strategic planning process and the second to approve the plan.

G.	Board Role in Succession Planning. The board devotes a substantial portion of one meeting each year to a management-led review of the Company’s succession planning process. The major portion of one independent directors’ session each year is devoted to the CEO succession plan.

H.	CEO Review. Each year the Board of Directors conducts a formal review of the CEO’s performance.

I.

Director Terms.   Each director is elected for a three-year term. The terms are staggered. The Board of Directors has no term limit policy. The Board of Directors has a retirement policy of age 75 or, in the case of a director first elected to a three-year term that would expire after the age of 75, the expiration of the three-year term. Directors are not required to submit their resignation upon a change in their occupation.

J.

Voting for Directors.   In an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote.

The Governance and Nominating Committee shall consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote.

Thereafter, the Board will promptly disclose their decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that Company press releases typically are distributed.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Governance and Nominating Committee recommendation or Board action regarding whether to accept the resignation offer.

However, if each member of the Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

K.	Limit of Number of Directorships. The Company has a guideline that directors should serve on no more than three to five boards of other publicly owned companies.

L.	Director Evaluation and Orientation. The Company has a formal orientation program for new directors. The Company does not require that directors attend a “director college” or similar program.

M.

Director Responsibilities.   Directors are expected to have a good attendance record at board and committee meetings, to read in advance the meeting materials, to be generally knowledgeable about the strategy and affairs of the Company and to approach their duties with an independent frame of mind.

N.

Access to Others.   Directors have access to all the officers of the Company and as a board or as a board committee have the authority to directly retain independent advisors if they consider it to be advisable.

II.	Combination of Chairman and CEO Positions
The Company believes it is well served by having the positions of Chairman of the Board and CEO combined.

III.	Compensation

A.	Shareholder Approval of Plans. The Company submits its stock option and other stock plans and executive bonus plans to the shareholders for approval.

B.	Repricing of Stock Options. The Company does not reprice stock options.

C.	Stock Ownership Guidelines. In order to align the interests of shareholders and management, the Company has stock ownership guidelines for directors, officers and senior employees.

D.	Loans to Officers and Directors. Company loans to officers and directors are prohibited.

E.	Compensation of Directors. The following principles are used to develop the compensation of non-management directors:

1.	Directors should be fairly compensated for the time commitment and responsibility associated with service as a director.

2.	Director’s compensation should be comparable to the compensation of directors of companies of similar size and nature as St. Jude Medical, Inc.

3.	Director compensation should facilitate directors acquiring an equity position in the Company consistent with the stock ownership guidelines.

F.	Stock Option Accounting Treatment. The Company will begin expensing stock options in accordance with FAS 123(R) at the time the SEC sets for mandatory adoption.

IV.	Code of Business Conduct
The Company has adopted a Code of Business Conduct that applies to all employees and directors. Any waivers granted under the Code are brought to the attention of the Audit Committee.

V.	Shareholder Rights Plan
The Board of Directors has adopted a shareholders rights plan. The Board believes that this can be used to protect shareholder interests and the Board does not intend to use it in a manner that entrenches management.

VI.	Relationship with External Auditors
The Audit Committee of the Board of Directors has the authority to retain and terminate the Company’s external auditor. The Company has a policy that prohibits the hiring of personnel from the Company’s external auditor for two years after the person has left the external auditor. The Company has a policy prohibiting directors and executive officers from using the Company’s external auditor for tax services.

APPENDIX B

ST. JUDE MEDICAL, INC.
2006 STOCK PLAN

        SECTION 1.   General Purpose of Plan; Definitions.

        The name of this plan is the St. Jude Medical, Inc. 2006 Stock Plan (the “Plan”). The purpose of the Plan is to enable the Company and its Subsidiaries to retain and attract executives and other key employees, non-employee directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        a.       “2002 Plan” means the St. Jude Medical, Inc. 2002 Stock Plan, as amended.

        b.       “Award” shall mean any Stock Option or Stock Appreciation Right granted under the Plan.

        c.       “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

        d.       “Board” means the Board of Directors of the Company as it may be comprised from time to time.

        e.       “Cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

        f.       “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

        g.       “Committee” means a committee of Directors appointed by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Section 162(m) and Rule 16b-3, and each member of the Committee shall be a Non-Employee Director and an Outside Director, who shall serve at the pleasure of the Board. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

        h.       “Company” means St. Jude Medical, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

        i.       “Consultant” means any person, including an advisor, engaged by the Company, the Parent Corporation or a Subsidiary of the Company to render services and who is compensated for such services and who is not an employee of the Company, the Parent Corporation or any Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.

        j.       “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an employee or Consultant. Continuous Status as an employee or Consultant shall not be considered interrupted in the case that an employee becomes a Consultant or a Consultant becomes an employee, in either case without other interruption or termination of service, or in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave of absence is for a period of 90 days or less, unless reemployment after such leave of absence is guaranteed by contract or statute.

        k.       “Director” shall mean a member of the Board.

        l.       “Disability” means permanent and total disability as determined by the Committee.

        m.       “Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

        n.       “Fair Market Value” of Stock on any given date shall be determined by the Committee as follows: (i) if the Stock is listed for trading on the New York Stock Exchange or one of more other national securities exchanges, the last reported sales price on the New York Stock Exchange or such principal exchange on the date in question, or if such Stock shall not have been traded on the New York Stock Exchange or such principal exchange on such date, the last reported sales price on the New York Stock Exchange or such principal exchange on the first day prior thereto on which such Stock was so traded; or (ii) if (i) is not applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

        o.       “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

        p.       “Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3.

        q.       “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a “Non-Qualified Stock Option” or an Incentive Stock Option that ceases to so qualify.

        r.       “Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

        s.       “Outside Director” means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a Director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

        t.       “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        u.       “Retirement” means Normal Retirement or Early Retirement.

        v.       “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as amended from time to time, or any successor rule or regulation.

        w.       “Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

        x.       “Stock” means the common stock, $.10 par value, of the Company.

        y.       “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

        z.       “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        SECTION 2.   Administration.

        a.       Power and Authority of the Committee.   The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) select the officers and other key employees of the Company and any Subsidiary or Parent Corporation and other eligible persons to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of shares of Stock to be covered by each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 3(b) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any participant, whether through amendment, cancellation and replacement grant (whether of the same type of Award or of a different type of Award), repurchase or any other means except in accordance with Section 9(a)(iv) of the Plan, and provided further that the Committee shall not modify the post-termination exercisability periods set forth in Section 8 of the Plan except in accordance with Section 9(a)(vi) of the Plan; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised by delivery of cash, Stock, other securities, other Awards or other property (provided that no Award may be exercised by the delivery of a promissory note or other evidence of indebtedness of a participant), or canceled, forfeited or suspended; (viii) designate special terms and conditions under which Awards may be granted to eligible participants who work or reside outside of the United States on behalf of the Company or any Subsidiary or Parent Corporation, which terms and conditions may vary by jurisdiction but may not change the maximum number of shares of Stock for which Awards may be granted pursuant to Section 3 or the eligibility rules in Section 4; (ix) determine whether, to what extent and under what circumstances cash, Stock, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (x) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Subsidiary or Parent Corporation. The Company expects to have the Plan administered in accordance with requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

        b.       Delegation.   The Committee may delegate to the president and/or chief executive officer of the Company its powers and duties specified in Section 2(a), subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or Directors of the Company or any Parent Corporation or Subsidiary who are subject to Section 16 of the Exchange Act, as amended, or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

        c.       Power and Authority of the Board of Directors.   Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

        SECTION 3.   Stock Subject to Plan.

        a.       Shares of Stock Available.   Subject to adjustment as provided in Section 3(b) of the Plan, the total number of shares of Stock reserved and available for distribution under the Plan shall be 5,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares. If any shares of Stock that have been awarded are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any shares of Stock, then such shares shall again be available for distribution in connection with future Awards under the Plan. In addition, regardless of whether Stock Appreciation Rights are settled in shares of Stock or cash upon exercise, the aggregate number of shares of Stock subject to the Award, rather than the number of shares of Stock actually issued or a number of shares of Stock calculated based on the amount of cash paid upon exercise, shall be counted against the number of shares of Stock authorized under the Plan.

        b.       Adjustments.   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, other change in corporate structure affecting the Stock, spin-off, split-up, or other distribution of assets to shareholders, or other similar corporate transaction or event affects the shares of Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of capital stock of the Company (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of shares of capital stock of the Company (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 3(c) of the Plan.

        c.       Section 162(m) Limitation for Stock Options and Stock Appreciation Rights.   No participant may be granted Stock Options or Stock Appreciation Rights that together cover more than 500,000 shares of Stock (subject to adjustment as provided Section 3(b) of the Plan) in the aggregate in any calendar year.

        d.       Annual Limit on Incentive Stock Options.   The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

        SECTION 4.   Eligibility.

        Officers and other key employees of the Company or any Parent Corporation or

Subsidiary, members of the Board, and Consultants who are responsible for or contribute to the management, growth and profitability of the business of the Company or any Parent Corporation or Subsidiary are eligible to be granted Awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

        SECTION 5.   Stock Options.

        The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

        Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided that the optionee consents in writing to the modification or amendment.

        Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

        a.       Option Exercise Price.   The price per share of Stock purchasable under a Stock Option shall be no less than 100% of Fair Market Value on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option exercise price shall be no less than 110% of Fair Market Value of the Stock on the date the option is granted.

        b.       Option Term.   The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than eight years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

        c.       Grants of Stock Options to Non-Employee Directors.

(i) Each Non-Employee Director who, on or after May 1, 2006 is (A) elected, re-elected or serving an unexpired term as a Director of the Company at any annual meeting of holders of the Stock; or (B) elected as a Director of the Company at any special meeting of holders of Stock, shall, as of the date of such annual or special meeting, automatically be granted a Stock Option to purchase 5,600 shares of Stock at an exercise price per share equal to 100% of the Fair Market Value of the Stock on such date. In the case of a special meeting, the action of the holders of shares in electing a Non-Employee Director shall constitute the granting of the Stock Option to such Director and, in the case of an annual meeting, the action of the holders of shares in electing or re-electing a Non-Employee Director shall constitute the granting of the Stock Option to such Director and to any other Non-Employee Director who shall be designated as serving an unexpired term as a Director of the Company in the notice or proxy materials for the meeting; and the date when the holders of shares shall take such action shall be the date of grant of the Stock Option.

(ii) Each Non-Employee Director who, on or after May 1, 2006, is appointed as a Director of the Company at any time other than at an annual or special meeting of holders of the Stock shall, as of the date of such appointment, automatically be granted a Stock Option to purchase a pro rata number of shares of Stock, which number shall be calculated by multiplying 5,600 by a fraction, the numerator of which is the number of months that shall occur from the date of such Non-Employee Director’s appointment to the date of the next annual or special meeting of the holders of the Stock and the denominator of which is 12. For purposes of this clause (ii), the number of months counted towards such pro rata grant shall include the calendar month during which the Non-Employee Director is appointed as a Director, irrespective of the actual date of appointment, but shall not include the month during which the next annual or special meeting is held, irrespective of the actual date of such meeting.

(iii) All Stock Options granted pursuant to this Section 5(c) shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that (A) the term of each such option shall be equal to eight years, which term, subject to the provisions in Section 8, shall not expire upon the termination of service as a Director; and (B) the Stock Option shall become fully exercisable beginning six months after the date the option is granted. Upon termination of such Director’s service as a Director of the Company, the unvested portion of any and all Stock Options then held by such Director shall not thereafter be exercisable. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Stock Options granted pursuant to this Section 5(c).

(iv) Stock Options issued under this Section 5(c) shall be in lieu of and in substitution for any new Awards of Stock Options that otherwise would be granted under the terms of the 2002 Plan or any prior stock option plan of the Company from and after May 1, 2006. Nothing herein shall limit the right of the Board to issue Stock Options to any Non-Employee Director under the terms of this Plan in addition to those provided for under this Section 5(c), provided that no Non-Employee Director shall be granted Stock Options under this Plan, including the Options awarded under this Section 5(c), in excess of 10,000 shares in any calendar year.

        SECTION 6.   Stock Appreciation Rights.

        A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof, for each share of Stock covered by such exercise, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one share of Stock on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation

Right shall be as determined by the Committee, provided, however, that no Stock Appreciation Right shall be exercisable more than eight years after the date the Stock Appreciation Right is granted. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

        SECTION 7.   General Terms of Awards.

        a.       Consideration for Awards.   Awards under the Plan may be granted for no cash consideration or for such other consideration as may be determined by the Committee or required by applicable law.

        b.       Awards May Be Granted Separately or Together.   Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Parent Corporation or Subsidiary. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Parent Corporation or Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        c.       Forms of Payment under Awards.   Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or any Parent Corporation or Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, shares of Stock, other securities, other Awards or other property, or any combination thereof, but not including Stock Options), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

        d.       Limits on Transfers of Awards.   Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a participant other than by will or by the laws of descent and distribution. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such participant holds such Non-Qualified Stock Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the participant’s lifetime only by the participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Parent Corporation or Subsidiary.

        SECTION 8.   Effect of Termination on Awards.

        a.       Termination by Death.   If a participant’s employment by or service as a Consultant or a Director to the Company or any Parent Corporation or Subsidiary terminates by reason of death, any Award held by such participant at the time of death may thereafter be exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the participant under the will of the participant, but may not be exercised after 12 months from the date of such death or the expiration of the stated term of the Award, whichever period is shorter. In the event of termination of employment or service as a Consultant or a Director by reason of death, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

        b.       Termination by Reason of Disability.   If a participant’s employment by or service as a Consultant or a Director to the Company or any Subsidiary or Parent Corporation terminates by reason of Disability, any Award held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after 12 months from the date of such termination of employment or service as a Consultant or a Director or the expiration of the stated term of the Award, whichever period is shorter. In the event of termination of employment or service as a Consultant or a Director by reason of Disability, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

        c.       Termination by Reason of Retirement.   If a participant’s employment by the Company or any Subsidiary or Parent Corporation terminates by reason of Retirement, any Award held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Retirement, but may not be exercised after 36 months from the date of such termination of employment or the expiration of the stated term of the Award, whichever period is shorter. In the event of termination of employment by reason of Retirement, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

        d.       Termination for Cause.   If a participant’s employment by or service as a Consultant or a Director to the Company or any Subsidiary or Parent Corporation is terminated for Cause, all unexercised Awards granted to such participant shall terminate immediately upon such termination.

        e.       Other Termination.   If a participant’s Continuous Status as an employee or Consultant terminates (other than upon the participant’s death, Disability or Retirement or for Cause), any Award held by such participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination or the expiration of the stated term of the Award, whichever period is shorter. Notwithstanding the foregoing, if a Non-Employee Director’s service to the Company terminates (other than upon such Non-Employee Director’s death or Disability or for Cause), whether or not such service to the Company was provided as a Consultant or a Director, any Award held by such Non-Employee Director may thereafter be exercised to the extent it was exercisable at the time of such termination and in accordance with its terms. In the event of termination of a participant’s employment or service as a Consultant or a Director by reason other than death, Disability, Retirement or for Cause and if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

        f.       Transfer, Leave of Absence, etc.   For purposes of this Plan, the following events shall not be deemed a termination of employment:

(i) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the

Company, or from one Subsidiary to another;

(ii) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Committee if the period of such leave does not exceed 90 days (or such longer period as the Committee may approve, in its sole discretion); and

(iii) a leave of absence in excess of 90 days, approved by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

        SECTION 9.   Amendments and Termination; Corrections.

        a.       Amendments to the Plan.   The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that would:

(i) require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(ii) increase the number of shares authorized under the Plan as specified in Section 3(a) of the Plan, except pursuant to Section 3(b) of the Plan;

(iii) increase the number of shares subject to the limitation contained in Section 3(c) of the Plan, except pursuant to Section 3(b) of the Plan;

(iv) permit repricing of Options or Stock Appreciation Rights, which is prohibited by Section 2(a)(v) of the Plan, except pursuant to Section 3(b) of the Plan;

(v) permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 5(a) and Section 6 of the Plan;

(vi) modify the post-termination exercisability periods set forth in Section 8 of the Plan; or

(vii) cause the Plan to no longer comply with Section 422 of the Code or cause Section 162(m) of the Code to become unavailable with respect to the Plan.

        b.       Amendment to Award Agreements.   Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the participant or holder or beneficiary thereof.

        c.       Correction of Defects, Omissions and Inconsistencies.   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

        SECTION 10.   Unfunded Status Of Plan.

        The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        SECTION 11.   General Provisions.

        a.       The Committee may require each person purchasing shares of Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        b.       Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Parent Corporation or Subsidiary any right to be retained as an employee or Consultant of the Company or a Subsidiary or Parent Corporation, as the case may be, or a Non-Employee Director to be retained as a Director, nor shall it interfere in any way with the right of the Company, Parent Corporation or a Subsidiary to dismiss a participant in the Plan from employment or service at any time, with or without cause.

        c.       Each participant shall, no later than the date as of which any part of the value of an Award first becomes includible as compensation in the gross income of the participant for any federal tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, Parent Corporation and a Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any Award under the Plan, if the terms of such Award so permit, a participant may elect by written notice to the Company to satisfy part or all of the minimum tax withholding requirements associated with the exercise of the Award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 11(c). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

        d.       The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

        SECTION 12.   Effective Date of Plan; Effect on 2002 Plan.

        The Plan shall be effective on February 24, 2006 (the date of approval by the Board), subject to the approval by shareholders of the Company. If the Plan is not so approved by the shareholders on or before one year after this Plan’s adoption by the Board, this Plan shall not come into effect. The offering of the shares of Stock hereunder also shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with the offering or the issue or purchase of the shares covered thereby.

        On and after the date of shareholder approval of the Plan, Section 5(k) of the 2002 Plan relating to grants of Non-Qualified Stock Options to Non-Employee Directors shall be of no further force or effect, and no further Non-Qualified Stock Options shall be granted to Non-Employee Directors pursuant to Section 5(k) of the 2002 Plan. All outstanding grants of Non-Qualified Stock Options to Non-Employee Directors under Section 5(k) of the 2002 Plan shall remain outstanding in accordance with the terms thereof. Except as otherwise set forth in this Section 12, the approval of the Plan by the shareholders shall have no other effect on the 2002 Plan, and the 2002 Plan shall continue in full force and effect pursuant to the terms thereof.

        SECTION 13.   Term of Plan.

        The Plan shall terminate at midnight on February 23, 2016, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all shares of Stock available for Awards under the Plan have been purchased or acquired. The Plan shall remain in effect beyond the date of its termination as long as any Awards are outstanding.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A	Proposals
MANAGEMENT RECOMMENDS A VOTE FOR BOTH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

1. To elect two members of the Board of Directors, for terms ending in 2009.

	For	Withhold
01 - John W. Brown	☐	☐

02 - Daniel J. Starks	☐	☐

	For	Against	Abstain
2. To approve the St. Jude Medical, Inc. 2006 Stock Plan.	☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please date and sign exactly as your name(s) appears hereon indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian give full title as such; when shares have been issued in names of two or more persons, all should sign.

The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted “FOR” both nominees for Directors, “FOR” Proposal 2 (unless the shares are held in the name of a broker, bank or other nominee), “FOR” Proposal 3, and in the discretion of the named proxies on all other matters.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date(mm/dd/yyyy)
/ /

Proxy - St. Jude Medical, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 10, 2006

The undersigned hereby appoints Daniel J. Starks, John C. Heinmiller and Kevin T. O’Malley or any one of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of St. Jude Medical, Inc., to be held May 10, 2006 at 9:30 a.m. central time, at the Minnesota Historical Center, 345 Kellogg Boulevard West, St. Paul, Minnesota, 55102 or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

(To be Signed on Reverse Side)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., central time, on May 10, 2006.
THANK YOU FOR VOTING